Exhibit 10(h)

                     Special Project Incentive Program - C5
                          Effective Date: May 27, 2002

                                  Blaine Sweatt

Purpose

This Special Project is based on the development of C5, a new restaurant concept by Darden Restaurants, Inc. (the "Company").

In recognition of the exceptional level of effort and commitment required of the New Business team to effectively develop the new concept, and the potential to significantly impact shareholder value, the New Business Development team will be placed on a Special Project Incentive as provided for within the Darden Restaurants, Inc. Management and Professional Incentive Plan ("MIP").

The Term of Special Project

The C5 project will be in effect for a defined period of four years, FY03 through FY06.

Components of the C5 Incentive Determination

1. During the project period, the participant's annual incentive will be calculated according to the normal MIP formula (earned salary x NIP x individual rating x company rating), based on the individual rating assigned to the participant, and the unit rating for Darden.

2. Each participant is provided a one-time opportunity to elect their participation level in the Special Project Incentive. The participant may elect to invest, and place at risk, a percentage of the MIP annual incentives paid during the period from June 2002 through July 2006, until completion or termination of the C5 project. You may elect to invest 0%, 50%, or 100% of your annual MIP incentive.

3. Upon successful completion of the Special Project, the invested Special Project Incentive will be recalculated using a 2.0 company rating. The following shows the example calculation for a single year.

     -------------------------------------------------------- --------------- ----------------- ---------------
     Example :  Blaine Sweatt                                       None             Mid                Max
     -------------------------------------------------------- --------------- ----------------- ---------------
     A. Annual Salary                                               $420,000         $420,000         $420,000
     B. Annual Bonus @ 45% NIP x 1.2 x 1.4                          $317,500         $317,500         $317,500
     C. Elected Investment %                                           0%              50%              100%
     D. Special Project Incentive Investment                           $0            $158,750         $317,500
              Formula:  B x C
     -------------------------------------------------------- --------------- ----------------- ---------------
     UPON SUCCESSFUL COMPLETION:
     E. Recalculated Investment (company rating of 2.0)                $0            $226,800         $453,600
              Formula:  D / 1.4 x 2.0
     F. Special Project Payout (one year)                              $0            $453,600         $907,200
              Formula:  E x 2
     G. Gain (payout versus actual investment)                         $0            $294,850         $589,700
              Formula:  F-D
     H. Match % (payout versus actual investment)                      0%              186%             186%
              Formula:  (F-D) / D
     -------------------------------------------------------- --------------- ----------------- ---------------

4. Successful completion of the project will be determined solely by the Board of Directors of Darden Restaurants through approval of the C5 concept for expansion. The approval/ expansion decision is not subject to review by arbitration or otherwise as to whether the decision is reasonable or based on any other factor, e.g. overall performance of the company, capital considerations, etc. The Compensation Committee of the Board of Directors will conduct an initial review of the success of the project no later than June 2006.

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Special Project Incentive Program
Page 2

5. Upon successful completion of the project, as determined solely by the Board of Directors approval of the C5 concept for expansion, the Special Project Incentive Investments will be paid out at double the recalculated invested amount.

6. If the C5 project is discontinued or terminated by the Company or the Board of Directors of Darden Restaurants for issues related to the operating or financial performance of the C5 project, all Special Project Incentive Investments will be forfeited in their entirety.

7. If the C5 project is discontinued or terminated by the Company or the Board of Directors and if operating performance of the C5 project is deemed to be strong, the Compensation Committee may authorize that all Special Project Incentive Investments will be returned, with 6% interest credited back to the normal MIP payment date.

8.   If  the  project  is   discontinued  or  terminated   under   extraordinary
     circumstances   not  contemplated  by  this  agreement,   the  Compensation
     Committee may approve full or partial refund of participant investments.

9. If, at the end of the four-year project period, the C5 concept is not determined to be ready for expansion and the Company or the Board of Directors decides that more time is necessary for its determination, all deferred amounts will remain held until the determination is made. In that case, the Company may elect to extend the Special Project Incentive and afford all participants an opportunity to continue their investment, or return to the normal MIP plan provisions for the year FY07. If the Company does not extend the Special Project Incentive, all participants will return to the normal MIP plan provisions for the year FY07.

Acceleration Provision

If the C5 Special Project is successfully completed prior to FY06, in addition to the Special Project Incentive payout based on investments made to date, participants will receive an additional partial year award amount calculated as follows: (Salary x NIP x 1.5 x 2.0) divided by 2.

Eligibility

To be eligible for the Special Project Incentive payout the participant must be an active employee of, a retiree (i.e., age 55 or older with 5 or more years of Company tenure) of, or have qualified for long-term disability status from, Darden Restaurants, Inc. on the date of the project is declared to be successfully completed. Participants have no vested rights to payments until the Board of Directors declares the project successfully completed.

Participants will continue to be eligible for the C5 Special Project Incentive bonus until the earliest of the following occurs:

     >>   The C5 bonus is paid to the participant; or
     >> The C5 project is discontinued or terminated by the Company or the Board of Directors for any reason; or
     >> The end of FY06, or such later date as the project may be extended pursuant to paragraph 7 above.

If a participant undertakes work on another Special Project, other than C5, and is therefore simultaneously involved in two or more Special Project assignments, the participant's opportunity under this program will be not reduced.

Special Project Incentive Program
Page 3

A participant who directly or indirectly, becomes an employee, officer, director, manager, consultant or who otherwise becomes affiliated with or provides services to any employer, entity, enterprise or company which directly competes with the Company's restaurant business will forfeit the Special Project Incentive.

Termination of Employment

If the participant is involuntarily terminated for the convenience of the Company and for reasons other than cause, the Special Project Incentive Investments will be refunded in full without interest.

FlexComp Awards

Earnable compensation defines the wages used for calculating the participant's FlexComp awards. If the C5 Special Project Incentive is paid to the participant, earnable compensation for the Special Project Incentive will be limited to the amount of normal MIP bonus earned and invested. The FlexComp Award will be calculated and paid in the fiscal year in which the incentive is ultimately paid.

Restricted Stock Matching Awards

Each year, participants will be eligible for a Restricted Stock Matching Award at their normal restricted stock percentage level, based on any MIP award actually paid to the participant (calculated MIP award minus investment). If the C5 Special Project Incentive is paid to the participant, the participant will be eligible to receive a Restricted Stock Matching Award, based on their normal restricted stock percentage level. The restricted stock matching provisions of the MIP for the fiscal year in which such bonus is paid, including the personal deposit share requirement, will govern this award. The Company reserves the right to substitute cash, deferred compensation, stock equivalents, or other form of compensation of comparable value for the Restricted Stock Matching Awards.

Ownership of Concept

All ownership of the concept, including designs, trademarks and all intellectual or other property, shall be vested in and owned by the company at all times, whether or not the concept is determined to be successful or otherwise.

Additional Conditions

The terms and conditions stated in this document do not constitute a contract of employment nor a guarantee of future benefits except as specifically stated. In addition, this Special Project Incentive - C5 is subject to the terms, conditions, and limitations of the MIP and is not intended to supercede such terms, conditions, and limitations. Without limiting the generality of the foregoing, no payment will be made under the terms of this Special Project Incentive - C5 unless the requirements of Part (III)(C) of the MIP are met, as certified by the Committee, and any such payment will be limited in accordance with the terms of Part (III)(C) of the MIP. Any dispute or disagreement concerning this agreement shall be governed by and construed in accordance with the laws of the State of Florida, without regard to the conflicts of laws provisions thereof, and will be subject to binding arbitration in Orlando, Florida in accordance with the rules and regulations of the American Arbitration Association.


/s/ Blaine Sweatt        8/16/02          /s/ Dan Lyons             8/26/02
-------------------------------------     --------------------------------------
Blaine Sweatt             Date            Dan Lyons                 Date
President, New Business Division          Senior Vice President, Human Resources

/s/ Jon Reiker           8/16/02
-------------------------------------
Jon Reiker                Date
Senior Vice President,
Compensation & Benefits